CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-223777)  of  Orgenesis Inc of our report dated  March 9, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears  in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 9, 2020